Exhibit 99.1

NEWS RELEASE — for immediate release
Alexza Completes $10 Million Equity Financing with Bio*One Capital to Initiate Commercial Manufacturing in Singapore
Conference Call to be Held on Thursday, March 27, 2008
(7:00 p.m. Singapore Time and 7:00 a.m. Eastern Time)
Singapore and Mountain View, California — March 26, 2008 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) announced today that Bio*One Capital Pte. Ltd., one of the largest dedicated biomedical investment management companies in Asia, has committed to purchase $10 million of common stock in Alexza. The investment by Bio*One is being made in conjunction with Alexza’s formation of Alexza Singapore Pte. Ltd., a wholly owned subsidiary. Alexza intends to initiate manufacturing operations for key components of Alexza’s single-dose Staccato® device in Singapore. Alexza’s single-dose Staccato devices are used in a majority of its current product candidates, including its lead program, AZ-004 (Staccato loxapine), which is in Phase 3 clinical testing for the treatment of acute agitation in schizophrenic or bipolar disorder patients.
“A key element of Alexza’s commercial manufacturing strategy is the development of production for the Staccato device-related plastic and electronics components of our commercial product single-dose device,” said Thomas B. King, President and CEO of Alexza. “Singapore provides an excellent location and environment for us to establish this important aspect of our commercial manufacturing plan. I believe the rich talent pool and in-depth expertise available in Singapore will be a key element for successful manufacturing operations.”
“Alexza’s technology and Staccato device offer patients a new paradigm to rapid systemic drug delivery through deep lung inhalation. We believe that combining Alexza’s unique technology and Singapore’s strengths in medical technology will fast-track the company’s commercialization strategy,” said Ms. Swee-Yeok Chu, CEO of Bio*One Capital. “Bio*One is excited about Alexza’s commitment to undertake precision manufacturing and procurement activities in Singapore. We are pleased to help facilitate Alexza’s expansion into Asia Pacific, through our financial support and extensive networks within Singapore and Asia.”

About Alexza Singapore Pte. Ltd.
Alexza has formed Alexza Singapore Pte. Ltd. (ASPL) as a wholly owned subsidiary of Alexza. ASPL will initially oversee the establishment of a manufacturing company in Singapore to provide Lower Housing Assemblies (LHA’s) for Alexza’s commercial Staccato drug delivery device. The manufacture of LHA’s consists of three key processes: plastic injection molding of the upper and lower housing, printed circuit board assembly fabrication and assembly of the LHA’s. Over time, ASPL may evaluate possible broader manufacturing strategies, which could include additional Alexza technologies and products, as well as expanded GMP manufacturing.
About the Bio*One $10 Million Equity Investment
Bio*One Capital has committed to purchase 1,250,000 shares of Alexza common stock at a price of $8.00 per share. Subject to certain conditions, Bio*One may receive 135,041 additional shares, which would adjust the effective purchase price to $7.22 per share. In addition, Alexza has committed to initiate and maintain manufacturing operations in Singapore, and will issue a warrant to Bio*One to purchase up to $3 million of additional shares of Alexza common stock at a purchase price per share of $8.00, subject to the same price adjustment as the common stock sale. The warrant will become exercisable if and only if Alexza terminates operations in Singapore or does not achieve certain performance milestones.
Conference Call Information
The Company will host an investor conference call to discuss today’s announcement on Thursday, March 27, 2008 at 7:00 p.m. Singapore Time and 7:00 a.m. Eastern Time. A replay of the call will be available for two weeks following the event. The conference call, replay and webcast are open to all interested parties.
Domestic callers: 1-888-679-8035
International callers: 1-617-213-4848
Passcode: 72595133
Webcast information: http://www.alexza.com/investor_section/news_events.php
The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via phone at 1-888-286-8010 for domestic callers or 1-617-801-6888 for international callers. The reference number to enter the replay of the call is 88415646.

About Bio*One Capital Pte. Ltd.
Bio*One Capital is a leading, dedicated biomedical sciences investment management company in Asia with a worldwide presence. Investments are focused on promising and innovative global biomedical companies where Bio*One Capital can play a value adding role in bridging and supporting companies’ growth strategies in Asia through their operations in Singapore. A part of the Singapore Economic Development Board, Bio*One Capital oversees a portfolio of over 50 companies in the United States, Europe, Singapore and Asia. For more information, please visit www.bio1capital.com.
About Alexza Pharmaceuticals
Alexza is an emerging specialty pharmaceutical company focused on the development and commercialization of novel, proprietary products for the treatment of acute and intermittent conditions. The Company’s technology, the Staccato system, vaporizes unformulated drug to form a condensation aerosol that allows rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience.
Alexza has six product candidates in clinical development. Alexza’s lead program, AZ-004 (Staccato loxapine) for the treatment of acute agitation in schizophrenic or bipolar disorder patients, is in Phase 3 testing. AZ-001 (Staccato prochlorperazine) for the acute treatment of migraine headaches has completed Phase 2 testing. AZ-104 (Staccato loxapine) for the acute treatment of migraine headaches and AZ-002 (Staccato alprazolam) for the acute treatment of panic attacks associated with panic disorder are in Phase 2 testing. Product candidates in Phase 1 testing include AZ-003 (Staccato fentanyl) for the treatment of breakthrough pain, which is partnered with Endo Pharmaceuticals in North America, and AZ-007 (Staccato zaleplon) for the treatment of insomnia. More information, including this and past press releases from Alexza is available online at www.alexza.com.
Safe Harbor Statement
The anticipated conference call will contain forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the

Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission, including the risks under the headings: “If we do not produce our devices cost effectively, we will never be profitable”, “We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.” and “If we experience problems with the manufacturers of components of our product candidates, our development programs may be delayed or we may be subject to liability.” Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
CONTACTS:
For Alexza:

Thomas B. King	August J. Moretti
President & CEO	Senior Vice President and CFO
+1.650.944.7634	+1.650.944.7788
tking@alexza.com	amoretti@alexza.com
For Bio*One Capital:

Vanessa Wan	Paige Koh
Head, Marketing Communications	Manager, Investments
+65.6832.6677	+65.6395.7749
vanessa_wan@edb.gov.sg	paige_koh@bio1capital.com